Exhibit 1.1


                            PPL CAPITAL FUNDING, INC.
                               $_________________
                          MEDIUM-TERM NOTES, SERIES [_]

                           UNCONDITIONALLY GUARANTEED
                  AS TO PAYMENT OF PRINCIPAL, PREMIUM, IF ANY,
                         AND INTEREST BY PPL CORPORATION

                             DISTRIBUTION AGREEMENT
                             ----------------------

                                              ________ __, 200_

[name]
[address]

[name]
[address]

[name]
[address]

[name]
[address]

Ladies and Gentlemen:

          PPL Capital Funding, Inc. (formerly known as PP&L Capital Funding, Inc.), a Delaware corporation (the "Company"), and PPL Corporation (formerly known as PP&L Resources, Inc.), a Pennsylvania corporation (the "Guarantor"), confirm their agreement with [insert names of Agents] (each, an "Agent", and collectively, the "Agents") with respect to the issue and sale by the Company of its Medium-Term Notes, Series [_] (the "Notes"). The Notes will be unconditionally guaranteed as to payment of principal, premium, if any, and interest by the Guarantor pursuant to guarantees of the Guarantor (the "Guarantees"). Certain terms of the Notes are set forth in Schedule A hereto.

          The Notes are to be issued pursuant to an Indenture, dated as of November 1, 1997, as amended or modified from time to time (the "Base Indenture"), among the Company, the Guarantor and JPMorgan Chase Bank, as trustee (the "Trustee"), as supplemented by a Supplemental Indenture No. 6, dated as of _______ __, 200_ (the "Supplemental Indenture" and, together with the Base Indenture, the "Indenture"), among the Company, the Guarantor and the Trustee. As of the date hereof, the Company has authorized the issuance and sale of up to $__________ aggregate principal amount of Notes to or through the Agents pursuant to the terms of this Agreement. It is understood, however, that the Company may from time to time authorize the issuance of additional Notes and that such additional Notes may be sold to or through the Agents pursuant to the terms of this Agreement, all as though the issuance of such Notes were authorized as of the date hereof.

          This Agreement provides both for the sale of Notes by the Company to one or more Agents as principal for resale to investors and other purchasers and for the sale of Notes by the Company directly to investors through one or more agents (as may from time to time be agreed to by the Company and the applicable Agent), in which case the applicable Agent will act as an agent of the Company in soliciting offers for the purchase of Notes.

          In connection with the foregoing, the Company and the Guarantor have filed with the Securities and Exchange Commission (the "Commission") a joint registration statement on Form S-3 (Nos. 333-_____, 333-_____-01 and 333-_____-02) for the registration of debt securities, including the Notes and the Guarantees, under the Securities Act of 1933, as amended (the "1933 Act") and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Such registration statement (as so amended, if applicable) has been declared effective by the Commission and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Such registration statement (as so amended, if applicable) is referred to herein as the "Registration Statement"; and the final prospectus and all applicable amendments or supplements thereto (including the final prospectus supplement relating to the offering of Notes), in the form first furnished to the applicable Agent(s) and to be transmitted for filing pursuant to Rule 424(b) of the 1933 Act Regulations, are collectively referred to herein as the "Prospectus"; provided, however, that all references to the "Registration Statement" and the "Prospectus" shall also be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of

1934, as amended (the "1934 Act"), prior to any acceptance by the Company of an offer for the purchase of Notes; provided, further, that if the Company files a registration statement with the Commission pursuant to Rule 462(b) of the 1933 Act Regulations (the "Rule 462(b) Registration Statement"), then, after such filing, all references to the "Registration Statement" shall also be deemed to include the Rule 462(b) Registration Statement. For purposes of this Agreement, all references to the Registration Statement or Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR"). All references in this Agreement to financial statements and schedules and other information that is "contained," "included" or "stated" in the Registration Statement or Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that are or are deemed to be incorporated by reference in the Registration Statement or Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act that is or is deemed to be incorporated by reference in the Registration Statement or Prospectus, as the case may be.

1. Appointment as Agent.
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          (a) Appointment. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein contained and subject to the reservation by the Company of the right to sell Notes directly to investors on its own behalf (and not through any Agent), offers for the purchase of Notes may be solicited by an Agent as agent for the Company at such times and in such amounts as such Agent deems advisable. The Company may appoint additional agents in connection with the offering of the Notes; provided that (i) the Company promptly notifies the Agents of such appointment and (ii) the commission paid to any such additional agent with respect to the sale of Notes by the Company as a result of a solicitation made by such additional agent does not exceed that percentage specified in Schedule B hereto of the aggregate principal amount of such Notes sold by the Company; and provided further that, unless the appointment of such additional agent is expressly limited to the solicitation of offers to purchase a specified principal amount of Notes on specified terms, such additional agent enters into an agreement with the Company making such agent an Agent under this Agreement or enters into an agreement with the Company on terms which are substantially similar to those contained in this Agreement, which agreement shall include appropriate changes to reflect the arrangements between the Company and such additional agent.

          (b) Sale of Notes. The Company shall not sell or approve the solicitation of offers for the purchase of Notes in excess of the amount which shall be authorized by the Company from time to time or in excess of the aggregate principal amount of Notes registered pursuant to the Registration Statement. The Agents shall have no responsibility for maintaining records with respect to the aggregate principal amount of Notes sold, or of otherwise monitoring the availability of Notes for sale, under the Registration Statement.

          (c) Purchases as Principal. The Agents shall not have any obligation to purchase Notes from the Company as principal. However, absent an agreement between an Agent and the Company that such Agent shall be acting solely as an agent for the Company, such Agent shall be deemed to be acting as principal in connection with any offering of Notes by the Company through such Agent. Accordingly, the Agents, individually or in a syndicate, may agree from time to time to purchase Notes from the Company as principal for resale to investors and other purchasers determined by such Agents. Any purchase of Notes from the Company by an Agent as principal shall be made in accordance with Section 3(a) hereof.

          (d) Solicitations as Agent. If agreed upon between an Agent and the Company, such Agent, acting solely as an agent for the Company and not as principal, will solicit offers for the purchase of Notes. Such Agent will communicate to the Company, orally or in writing, each offer for the purchase of Notes solicited by it on an agency basis other than those offers rejected by such Agent. Such Agent shall have the right, in its discretion reasonably exercised, to reject any offer for the purchase of Notes, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein. The Company may accept or reject any offer for the purchase of Notes, in whole or in part. Such Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer for the purchase of Notes has been solicited by it on an agency basis and accepted by the Company. Such Agent shall not have any liability to the Company in the event that any such purchase is not consummated for any reason. If the Company shall default on its obligation to deliver Notes against payment tendered by a purchaser whose offer has been solicited by such Agent on an agency basis and accepted by the Company, the Company shall hold such Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company.

          (e) Reliance. The Company and the Agents agree that any Notes purchased from the Company by one or more Agents as principal shall be purchased, and any Notes the placement of which an Agent arranges as an agent of the Company shall be placed by such Agent, in reliance on the representations, warranties, covenants and agreements of the Company contained herein and on the terms and conditions and in the manner provided herein.

2. Representations and Warranties.
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          (a) The Company and the Guarantor jointly and severally represent and warrant to, and agree with, each Agent as of the date hereof, as of the date of each acceptance by the Company of an offer for the purchase of Notes (whether to such Agent as principal or through such Agent as agent), as of the date of each delivery of Notes (whether to such Agent as principal or through such Agent as agent) (the date of each such delivery to such Agent as principal is referred to herein as a "Settlement Date"), and as of any time that the Registration Statement or the Prospectus shall be amended or supplemented (each of the times referenced above is referred to herein as a "Representation Date"), that:

          (i) The Registration Statement, when it became effective and at each Representation Date, and the Prospectus and any amendment or supplement thereto, when filed or transmitted for filing with the Commission and at each Representation Date, complied or will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations"), and did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with the information furnished to the Company in writing by the Agents expressly for use in the Registration Statement or Prospectus or to that part of the Registration Statement which constitutes the Trustee's Statement of Eligibility under the 1939 Act (the "T-1").

          (ii) The documents incorporated or deemed to be incorporated by reference in the Registration Statement or Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the date hereof, at the date of the Prospectus and at each Representation Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by or through any Agent expressly for use in the Registration Statement or Prospectus.

          (iii) The Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of

     Pennsylvania with corporate power and authority to enter into and perform its obligations under this Agreement, the Indenture and the Guarantees.

          (iv) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, the Indenture and the Notes; and the Company is and will be treated as a consolidated subsidiary of the Guarantor pursuant to generally accepted accounting principles.

          (v) Neither the Guarantor nor the Company is an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

          (vi) This Agreement has been duly authorized, executed and delivered by each of the Company and the Guarantor.

          (vii) The Indenture has been duly authorized, executed and delivered by the Company and the Guarantor and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and binding agreement of the Company and the Guarantor enforceable in accordance with its terms except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, or reorganization, moratorium, and other similar laws relating to or affecting the enforcement of creditors' rights and by general equity principles, regardless of whether enforcement is considered in a proceeding at law or in equity (the "Bankruptcy Exceptions"); the Indenture conforms and will conform in all material respects to the statements relating thereto contained in the Prospectus; and at the effective date of the Registration Statement, the Indenture was duly qualified under the 1939 Act.

          (viii) The Notes have been duly authorized and, when issued, authenticated and delivered in the manner provided for in the Indenture and delivered against payment of the consideration therefor, will constitute valid and binding obligations of the Company enforceable in accordance with their terms except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions; the Notes will be in the forms established pursuant to, and entitled to the benefits of, the Indenture; and the Notes will conform in all material respects to the statements relating thereto contained in the Prospectus.

          (ix) The Guarantees have been duly authorized and, when duly executed pursuant to the Indenture and delivered, will constitute valid and binding obligations of the Guarantor enforceable in accordance with their terms except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions; the Guarantees will be in the forms established pursuant to the Indenture; and the Guarantees will conform in all material respects to the statements relating thereto contained in the Prospectus.

          (x) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein or contemplated thereby, there has been no event or occurrence that would result in a material adverse change, or any development involving a material adverse change, in the financial position or results of operations of the Guarantor and its subsidiaries considered as one enterprise (a "Material Adverse Effect").

          (xi) The Medium-Term Note Program under which the Notes are issued (the "Program"), as well as the Notes, are rated Baa2 by Moody's Investors Service, Inc. and BBB by Standard & Poor's Ratings Service, or such other rating as to which the Company or the Guarantor shall have most recently notified the Agents pursuant to Section 5(a) hereof.

          (b) Each of the several Agents represents and warrants to, and agrees with, the Company and the Guarantor, their respective directors and such of their respective officers who shall have signed the Registration Statement, and to each other Agent, that the information furnished in writing to the Company and the Guarantor by such Agent expressly for use in the Registration Statement or the Prospectus does not contain an untrue statement of a material fact and does not omit to state a material fact in connection with such information required to be stated therein or necessary to make such information not misleading.

          (c) Additional Certifications. Any certificate signed by any officer of the Company or the Guarantor and delivered to one or more Agents or to counsel for the Agents in connection with an offering of Notes to one or more Agents as principal or through an Agent as agent shall be deemed a representation and warranty by the Company or the Guarantor, as the case may be, to such Agent or Agents as to the matters covered thereby on the date of such certificate.

3. Purchases as Principal; Solicitations as Agent.
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          (a) Purchases as Principal. Notes purchased from the Company by the Agents, individually or in a syndicate, as principal shall be made in accordance with terms agreed upon between such Agent or Agents and the Company in a separate agreement (which may be an oral agreement confirmed in writing between the applicable Agent and the Company). Each such separate agreement is herein referred to as a "Terms Agreement." Each such Terms Agreement, whether oral (and confirmed in writing, which may be a facsimile transmission) or in writing, shall include such information (as applicable) as is specified in Schedule A hereto. An Agent's commitment to purchase Notes as principal shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company herein contained, but subject to the terms and conditions herein contained. Unless the context otherwise requires, references herein to "this Agreement" shall include the applicable Terms Agreement of one or more Agents to purchase Notes from the Company as principal. Each purchase of Notes, unless otherwise agreed, shall be at a discount from the principal amount of each such Note equivalent to the applicable commission set forth in Schedule B hereto. The Agents may engage the services of any broker or dealer in connection with the resale of the Notes purchased by them as principal and may allow all or any portion of the discount received from the Company in connection with such purchases to such brokers or dealers. At the time of each Terms Agreement to purchase Notes from the Company by one or more Agents as principal, such Agent or Agents shall specify the requirements for the comfort letter, opinions of counsel and officers' certificate pursuant to Section 8 hereof.

          (b) Solicitations as Agent. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein contained, when agreed by the Company and an Agent, such Agent, as an agent of the Company, will use its reasonable efforts to solicit offers for the purchase of Notes upon the terms set forth in the Prospectus. The Agents are not authorized to appoint sub-agents with respect to Notes sold through them as agent. All Notes sold through an Agent as agent will be sold at 100% of their principal amount unless otherwise agreed upon between the Company and such Agent.

          The Company reserves the right, in its sole discretion, to suspend solicitation of offers for the purchase of Notes through an Agent, as an agent of the Company, commencing at any time for any period of time or permanently. As soon as practicable after receipt of instructions from the Company, such Agent will suspend solicitation of offers for the purchase of Notes from the Company until such time as the Company has advised such Agent that such solicitation may be resumed.

          The Company agrees to pay each Agent a commission, in the form of a discount, equal to the applicable percentage of the principal amount of each Note sold by the Company as a result of a solicitation made by such Agent, as an agent of the Company, at the time of settlement of any such sale, as set forth in Schedule B hereto.

          (c) Administrative Procedures. The purchase price, interest rate or formula, maturity date and other terms of the Notes specified in Schedule A hereto (as applicable) shall be agreed upon between the Company and the applicable Agent(s) and specified in a pricing supplement to the Prospectus (each, a "Pricing Supplement") to be prepared by the Company in connection with each sale of Notes. Except as otherwise specified in the applicable Pricing Supplement, the Notes will be issued in denominations of $1,000 or any larger amount that is an integral multiple of $1,000. Administrative procedures with respect to the issuance and sale of the Notes (the "Procedures") shall be agreed upon from time to time among the Company, the Agents and the Trustee. The initial Procedures, which are set forth in Schedule C hereto, shall remain in effect until changed by agreement among the Company, the Agents and the Trustee.

The Agents and the Company agree to perform, and the Company agrees to request the Trustee to perform, their respective duties and obligations specifically provided to be performed by them in the Procedures.

4. Delivery and Payment for Notes Sold through an Agent as Agent.
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          Delivery of Notes sold through an Agent as an agent of the Company shall be made by the Company to such Agent for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, such Agent shall promptly notify the Company and deliver such Note to the Company and, if such Agent has theretofore paid the Company for such Note, the Company will promptly return such funds to such Agent. If such failure has occurred for any reason other than default by such Agent in the performance of its obligations hereunder, the Company will reimburse such Agent on an equitable basis for its loss of the use of the funds for the period such funds were credited to the Company's account.

5. Certain Covenants of the Company and the Guarantor.
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          Each of the Company and the Guarantor jointly and severally covenant with the several Agents as follows:

          (a) To notify the Agents promptly, and confirm the notice in writing, of (i) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (ii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement, or the initiation of proceedings for that purpose, and to make every reasonable effort to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued, and (iii) any change in the rating assigned by any nationally recognized statistical rating organization to the Program or any debt securities (including the Notes) of the Company or the Guarantor, or the public announcement by any nationally recognized statistical rating organization that it has under surveillance or review, with possible negative implications, its rating of the Program or any such debt securities, or the withdrawal by any nationally recognized statistical rating organization of its rating of the Program or any such debt securities;

          (b) To advise the Agents, or Sullivan & Cromwell as counsel to the Agents, promptly of any such filing, and to advise the Agents, or Sullivan & Cromwell, as counsel to the Agents, promptly of any proposal to file or prepare
(i) any amendment to the Registration Statement (including any post-effective amendment), (ii) any amendment or supplement to the Prospectus (other than an amendment or supplement providing solely for the determination of the variable terms of the Notes or relating solely to the offering of securities other than the Notes), or (iii) any document that would as a result thereof be incorporated by reference in the Prospectus whether pursuant to the 1933 Act, the 1934 Act or otherwise; and will furnish the Agents with copies of any such amendment, supplement or other document a reasonable amount of time prior to such proposed filing or use, as the case may be;

          (c) To endeavor, in cooperation with the Agents, to qualify the Notes for offer and sale under the securities or blue sky laws of such states and the other jurisdictions of the United States as the Agents may from time to time designate, to continue such qualifications in effect so long as required for the distribution of the Notes and to reimburse the Agents for any expenses (including filing fees and reasonable fees and disbursements of counsel) paid by the Agents or on their behalf to qualify the Notes for offer and sale, to continue such qualification, to determine the eligibility of the Notes for investment and to print the memoranda relating thereto; provided that neither the Company nor the Guarantor shall be required to qualify as a foreign corporation in any jurisdiction in which it is not so qualified, to consent to service of process in any jurisdiction other than with respect to claims arising out of the offering or sale of the Notes, or to meet any other requirement in connection with this paragraph (c) deemed by them to be unduly burdensome;

          (d) To deliver promptly to the Agents signed copies of the Registration Statement as originally filed and of all amendments thereto heretofore or hereafter filed, including conformed copies of all exhibits except those incorporated by reference, and such number of conformed copies of the

Registration Statement (but excluding the exhibits), the Prospectus, and any amendments and supplements thereto, as the Agents may reasonably request;

          (e) To prepare, with respect to any Notes to be sold to or through one or more Agents pursuant to this Agreement, a Pricing Supplement with respect to such Notes in a form previously approved by the Agents. The Company will deliver such Pricing Supplement no later than 11:00 A.M., New York City time, on the business day following the date of the Company's acceptance of the offer for the purchase of such Notes and will file such Pricing Supplement pursuant to Rule 424(b) under the 1933 Act within the time periods prescribed thereunder, and, in any event, not later than the close of business of the Commission on the fifth business day after the date on which such Pricing Supplement is first used;

          (f) Except as otherwise provided in subsection (l) of this Section 5, if at any time during the term of this Agreement any event occurs as a result of which the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or if it shall be necessary at any time to amend the Registration Statement or amend or supplement the Prospectus to comply with the 1933 Act or the 1933 Act Regulations, to advise the Agents immediately, confirmed in writing, to cease the solicitation of offers for the purchase of Notes in their capacity as agents and to cease sales of any Notes they may then own as principal, and to promptly prepare and file with the Commission, subject to Section 5(b) hereof, such amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance; provided, however, that the cost of any amendment or supplement which relates solely to the activities of any Agent shall be borne by the Agent or Agents requiring the same;

          (g) Except as otherwise provided in subsection (l) of this Section 5, on or prior to the date on which there shall be released to the general public interim financial statement information related to the Company or the Guarantor with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, or financial information included in the audited consolidated financial statements of the Company or the Guarantor for the preceding fiscal year, the Company and the Guarantor shall furnish such information to the Agents;

          (h) As soon as practicable, the Guarantor will make generally available to its security holders an earnings statement covering a period of at least twelve months beginning after the "effective date of the registration statement" within the meaning of Rule 158 under the 1933 Act which will satisfy the provisions of Section 11(a) of the 1933 Act;

          (i) The Company and the Guarantor during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act within the time periods prescribed by the 1934 Act and the 1934 Act Regulations;

          (j) Unless otherwise agreed upon between one or more Agents acting as principal and the Company, between the date of any Terms Agreement by such Agent(s) to purchase Notes from the Company and the Settlement Date with respect thereto, the Company will not, without the prior written consent of such Agent(s), issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise dispose of, any debt securities of the Company with maturities and other terms substantially similar to the Notes being sold pursuant to such Terms Agreement (other than the Notes that are to be sold pursuant to such Terms Agreement, notes to banks under any revolving credit agreement of the Company or commercial paper in the ordinary course of business);

          (k) The Company will apply the net proceeds from the sale of the Notes for the purposes set forth in the Prospectus;

          (l) The Company shall not be required to comply with the provisions of subsections (f) or (g) of this Section 5 during any period from the time the Agents shall have suspended solicitation of offers for the purchase of Notes in their capacity as agents pursuant to a request from the Company until the time the Company shall determine that solicitation of offers for the purchase of

Notes should be resumed; provided, however, that compliance with such subsections shall be required for any portion of such period during which an Agent shall hold any Notes as principal purchased pursuant to a Terms Agreement; and provided further that the Agents shall, upon inquiry by the Company or the Guarantor, advise the Company and the Guarantor whether or not any of them retains any Notes for purposes of this subsection (1), and from the 30th day immediately following the issuance of such Notes, unless otherwise advised by an Agent, the Company and the Guarantor shall be entitled to assume that the distribution of such Notes is complete; and

          (m) The Company will comply with the conditions set forth in Rule 3a-5 under the 1940 Act ("Rule 3a-5"), necessary for the Company to not be considered an "investment company" under the 1940 Act.

6. Payment of Expenses.
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          The Company will pay or bear (i) all expenses in connection with the matters herein required to be performed by the Company or the Guarantor, including all expenses in connection with the preparation and filing of the Registration Statement and the Prospectus, and any amendment or supplement thereto, and the furnishing of copies thereof to the Agents, and all audits, statements or reports in connection therewith, and all expenses in connection with the issue and delivery of the Notes and the related Guarantees, including the reasonable fees and disbursements of counsel to the Agents incurred in connection with the establishment of the Program and incurred from time to time in connection with the transactions contemplated hereby, any fees and expenses relating to the eligibility and issuance of Notes in book-entry form and the cost of obtaining CUSIP or other identification numbers for the Notes, all Federal and State taxes (if any) payable (not including any transfer taxes) upon the issue of the Notes or the related Guarantees, any fee charged by securities ratings services for rating the Program and the Notes, the fees and expenses incurred in connection with any listing of the Notes on a securities exchange, and the fee of the National Association of Securities Dealers, Inc., if any, and
(ii) all expenses in connection with the printing, reproduction and delivery of this Agreement and the printing, reproduction and delivery of such other documents or certificates as may be required in connection with the offering, purchase, sale, issuance or delivery of the Notes or the Guarantees.

7. Conditions of Agents' Obligations.
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          The obligations of one or more Agents to purchase Notes as principal and to solicit offers for the purchase of Notes as an agent of the Company, and the obligations of any purchasers of Notes sold through an Agent as an agent of the Company, will be subject to the following conditions:

          (a) The Agents shall have received from PricewaterhouseCoopers LLP a letter, dated the date of this Agreement, in form and substance satisfactory to you, to the effect that:

          (i) They are independent accountants with respect to the Guarantor and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations;

          (ii) In their opinion, the consolidated financial statements of the Guarantor and its subsidiaries audited by them and incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1934 Act and the published rules and regulations thereunder with respect to registration statements on Form S-3;

          (iii) On the basis of procedures (but not an audit in accordance with generally accepted auditing standards) consisting of:

                    (A) Reading the minutes of meetings of the shareowners and the Boards of Directors of the Guarantor and the Company and their Executive, Compensation and Corporate Governance, Finance and the Audit and Corporate Responsibility Committees since the day after the end of the last audited period as set forth in the minute books through a specified date not more than five business days prior to the date of delivery of such letter; and

                    (B) With respect to the unaudited consolidated balance sheet as of the most recent quarter ended and the unaudited consolidated statements of income and of cash flows included in the Guarantor's Quarterly Report on Form 10-Q for the most recent quarter ended ("Form 10-Q") incorporated by reference in the Registration Statement,

          (i) Performing the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, on the unaudited consolidated balance sheet and the unaudited consolidated statements of income and of cash flows for the most recent quarter ended and year to date, and prior year periods, included in the Guarantor's Form 10-Q incorporated by reference in the Registration Statement;

          (ii) Making inquiries of certain officials of the Guarantor who have responsibility for financial and accounting matters as to whether the unaudited consolidated financial statements referred to in (B)(i) comply as to form in all material respects with the applicable accounting requirements of the 1934 Act, as it applies to Form 10-Q and the related published rules and regulations thereunder;

                    (C) Reading the unaudited interim financial data for the period from the date of the latest balance sheet included or incorporated in the Registration Statement to the date of the latest available interim financial data; and

                    (D) Making inquiries of certain officials of the Guarantor who have responsibility for financial and accounting matters regarding the specific items for which representations are requested below;

          nothing has come to their attention as a result of the foregoing procedures that caused them to believe that (i) the unaudited consolidated financial statements described in (B)(i), included in the Form 10-Q and incorporated by reference in the Registration Statement, do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1934 Act, as it applies to Form 10-Q, and the related published rules and regulations thereunder; or (ii) any material modifications should be made to the unaudited consolidated financial statements described in (B)(i), included in the Form 10-Q and incorporated by reference in the Registration Statement, for them to be in conformity with generally accepted accounting principles; or (iii) at the date of the latest available interim financial data and at the date of the latest available month end, there was any change in the common equity; (iv) at the date of the latest available interim financial data and at a specified date not more than five business days prior to the date of delivery of such letter, there was any change in the common stock or preferred stock (with or without sinking fund requirements) (except for changes in shares of certain series of preferred stock of a subsidiary of the Guarantor redeemed for, purchased or otherwise retired in anticipation of, sinking fund requirements for such series or as a result of the surrender by the Guarantor of any preferred stock of PPL Electric Utilities Corporation theretofore purchased by the Guarantor) or increase in long-term debt of the Guarantor and subsidiaries consolidated as compared with amounts shown in the latest balance sheet incorporated by reference in the Registration Statement; or (v) for the period from the closing date of the latest consolidated income statement incorporated by reference in the Registration Statement to the date of the latest available interim financial data there were any decreases, as compared with the corresponding period in the preceding year, in net income, except in all instances for changes, increases or decreases which the Registration Statement, including the documents incorporated therein by reference, discloses have occurred or may occur, or they shall state any specific changes or decreases.

          (iv) The letter shall also state that the information set forth in Schedule D hereto, which is expressed in dollars (or percentages derived from such dollar amounts) and has been obtained from accounting records which are subject to the internal controls of the Guarantor's accounting system or which has been derived directly from such accounting records by analysis or computation, is in agreement with such records or computations made therefrom, except as otherwise specified in such letter.

          (b) The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted, or, to the knowledge of the Company or the Guarantor, shall be contemplated by the Commission and the Agents shall have received certificates of the Company and of the Guarantor dated the date hereof to such effect.

          (c) On the date hereof the Agents shall have received from Michael A. McGrail, Esq., Senior Counsel, or such other counsel for the Company and the Guarantor as may be acceptable to you, an opinion, dated as of the date hereof, in form and substance satisfactory to counsel for the Agents, to the effect that:

          (i) The Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus;

          (ii) The portions of the information contained in the Prospectus, which are stated therein to have been made on the authority of any such counsel, have been reviewed by such counsel and, as to matters of law and legal conclusions, are correct;

          (iii) The Guarantor is a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, but is exempt from such Act (except for the provisions of Section 9(a)(2) thereof) by virtue of an order of the Commission pursuant to Section 3(a)(1) thereof;

          (iv) The descriptions in the Registration Statement and the Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and such counsel does not know of any legal or governmental proceedings required to be described in the Registration Statement or Prospectus which are not described, or of any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements and other financial data contained or incorporated by reference in the Registration Statement or the Prospectus;

          (v) This Agreement has been duly authorized, executed and delivered by the Guarantor;

          (vi) The Indenture has been duly authorized, executed and delivered by the Guarantor and, assuming due authorization, execution, and delivery by the Company and the Trustee, is a valid and binding obligation of the Guarantor, enforceable in accordance with its terms, except to the extent limited by the Bankruptcy Exceptions;

          (vii) The Guarantees are in the form established pursuant to the Indenture, have been duly authorized by the Guarantor, and, when duly executed pursuant to the Indenture and delivered in accordance with the provisions of this Agreement, will constitute valid and binding obligations of the Guarantor, as guarantor, enforceable in accordance with their terms, except to the extent limited by the Bankruptcy Exceptions;

          (viii) No approval, authorization, consent or other order of any public board or body is legally required for the authorization of the offering, issuance and sale of the Notes, except (a) such as may be required under the 1933 Act or the 1933 Act Regulations or the securities or "blue sky" laws of any jurisdiction and (b) the qualification of the Indenture under the 1939 Act and 1939 Act Regulations.

          In rendering such opinion, such counsel may rely as to matters governed by New York law upon the opinion of Thelen Reid & Priest LLP referred to in Section 7(d) of this Agreement.

          (d) On the date hereof, the Agents shall have received from Thelen Reid & Priest LLP, special counsel to the Company and the Guarantor, an opinion, dated as of the date hereof, in form and substance satisfactory to counsel for the Agents, to the effect that:

          (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware;

          (ii) The Notes are in the form established pursuant to the Indenture, have been duly authorized by the Company, and, when issued, authenticated and delivered in the manner provided for in the Indenture and delivered against payment therefor, will constitute valid and binding obligations of the Company enforceable in accordance with their terms, except to the extent limited by the Bankruptcy Exceptions, and are entitled to the benefits of the Indenture;

          (iii) The Guarantees are in the form established pursuant to the Indenture, have been duly authorized by the Guarantor, and, when duly executed pursuant to the Indenture and delivered in accordance with the provisions of this Agreement, will constitute valid and binding obligations of the Guarantor, as guarantor, enforceable in accordance with their terms, except to the extent limited by the Bankruptcy Exceptions;

          (iv) This Agreement has been duly authorized, executed and delivered by each of the Guarantor and the Company;

          (v) The Indenture has been duly authorized, executed and delivered by the Company and the Guarantor and, assuming due authorization, execution, and delivery by the Trustee, is a valid and binding obligation of the Company and the Guarantor, enforceable in accordance with its terms, except to the extent limited by the Bankruptcy Exceptions; and the Indenture has been duly qualified under the 1939 Act;

          (vi) The Registration Statement has become effective under the 1933 Act and any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act, and the Registration Statement, as of its effective date, and any amendment thereto, as of its date, and the Prospectus, as of its date, and each amendment or supplement thereto, as of its date, complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and nothing has come to the attention of such counsel which would lead such counsel to believe either that the Registration Statement or any amendment thereto, as of such dates, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any amendment or supplement thereto, as of the date issued or the date of such opinion, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements and other financial or statistical data contained or incorporated by reference in the Registration Statement or the Prospectus;

          (vii) The statements in the Prospectus under the captions "Description of the Debt Securities" and "Description of the Notes", insofar as they purport to constitute summaries of certain terms of the Indenture, the Notes and the Guarantees, in each case constitute accurate summaries of such terms of such documents and securities, in all material respects;

          (viii) The Company is a "finance subsidiary" within the meaning of Rule 3a-5 of the 1940 Act, and the Guarantees satisfy the conditions of clauses (a)(1) and (3) of Rule 3a-5. Assuming that the Company continues to qualify as a "finance subsidiary" within the meaning of Rule 3a-5, satisfies the conditions of clauses (a)(5) and (6) of Rule 3a-5 and satisfies the conditions of Rule 3a-5 in respect of any securities other than the Notes issued by the Company, upon giving effect to the transactions contemplated by this Agreement, the Prospectus and the application of the proceeds from the sale of the Notes contemplated in the Prospectus, the Company will not be an "investment company" within the meaning of the 1940 Act. The Guarantor is not an "investment company" within the meaning of the 1940 Act;

          (ix) No approval, authorization, consent or other order of any public board or body is legally required under federal or New York law for the authorization of the offering, issuance and sale of the Notes, except (a) such as may be required under the 1933 Act or the 1933 Act Regulations or the securities or "blue sky" laws of any jurisdiction and (b) the qualification of the Indenture under the 1939 Act and 1939 Act Regulations; and

          (x) The statements in the Prospectus, under the caption "Certain United States Federal Income Tax Considerations" constitute an accurate description, in general terms, of certain tax considerations that may be relevant to a holder of a Note.

              In rendering their opinion, Thelen Reid & Priest LLP may rely as to matters governed by Pennsylvania law upon the opinion of Michael A. McGrail, Esq., or such other counsel referred to in Section 7(c) of this Agreement.

          (e) On the date hereof, the Agents shall have received from Sullivan & Cromwell, counsel for the Agents, such opinion or opinions, dated as of the date hereof, with respect to the validity of the Notes and the Guarantees, this Agreement, the Registration Statement, the Prospectus and other related matters as the Agents may require, and the Company and the Guarantor shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion or opinions, Sullivan & Cromwell may assume the due incorporation and valid existence of the Company and the Guarantor and may rely as to matters governed by Pennsylvania law upon the opinion of Michael A. McGrail, Esq. or such other counsel for the Company and the Guarantor referred to in Section 7(c) of this Agreement.

          (f) On the date hereof, the Agents shall have received certificates, dated the date hereof, of the President, the Senior Vice President and Chief Financial Officer, the Vice President-Finance, or the Vice President and Controller, or any other Vice President who is also a financial or accounting officer of the Guarantor, and of the President, and Vice President or the Treasurer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that (i) the representations and warranties of the Company or the Guarantor, as the case may be, in this Agreement are true and correct (except for immaterial details) as of the date of such certificate, (ii) the Company or Guarantor, as the case may be, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate, (iii) no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending by the Commission, and (iv) subsequent to the date of the latest financial statements in the Prospectus, there has been no Material Adverse Effect, whether or not arising in the ordinary course of business, except as set forth or contemplated in the Prospectus or as described in such certificate.

          In case any such condition shall not have been satisfied, this Agreement may be terminated by the applicable Agent or Agents upon notice in writing or by telegram to the Company and the Guarantor without liability or obligation of any party, except as provided in Sections 5(c), 6, 9, 11, 12 and 14 hereof.

8 Additional Covenants of the Company and the Guarantor.
  -----------------------------------------------------

          The Company and the Guarantor further covenant and agree with each Agent as follows:

          (a) Reaffirmation of Representations and Warranties. Each acceptance by the Company of an offer for the purchase of Notes (whether to one or more Agents as principal or through an Agent as agent), and each delivery of Notes

(whether to one or more Agents as principal or through an Agent as Agent), shall be deemed to be an affirmation that the representations and warranties of the Company and the Guarantor herein contained and contained in any certificate delivered therewith to the Agents pursuant to this Agreement are true and correct at the time of such acceptance or sale, as the case may be (it being understood that such representations and warranties shall relate to the Registration Statement and Prospectus as amended and supplemented to each such time).

          (b) Subsequent Delivery of Certificates. Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for the determination of the variable terms of the Notes or relating solely to the offering of securities other than the Notes) or (ii) (if required by the Terms Agreement relating to such Notes) the Company sells Notes to one or more Agents as principal, each of the Company and the Guarantor shall furnish or cause to be furnished to the Agent(s), forthwith a certificate dated the date of filing with the Commission or the date of effectiveness of such amendment or supplement, as applicable, or the date of such sale, as the case may be, in form satisfactory to the Agent(s) to the effect that the statements contained in the certificate referred to in
Section 7(f) hereof which were last furnished to the Agents are true and correct at the time of the filing or effectiveness of such amendment or supplement, as applicable, or the time of such sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 7(f) hereof, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate (it being understood that, in the case of clause (ii) above, any such certificates shall also include a certification that there has been no Material Adverse Effect since the date of the agreement by such Agent(s) to purchase Notes from the Company as principal).

          (c) Subsequent Delivery of Legal Opinions. Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than (A) by an amendment or supplement providing solely for the determination of the variable terms of the Notes or relating solely to the offering of securities other than the Notes or (B) unless an Agent shall otherwise reasonably request, by filing of any Current Report on Form 8-K) or (ii) (if required by the Terms Agreement relating to such Notes) the Company sells Notes to one or more Agents as principal, the Company shall furnish or cause to be furnished forthwith to the Agent(s) and to counsel to the Agents the written opinions of Michael A. McGrail, Esq., Senior Counsel to the Guarantor (or such other counsel as may be acceptable to the Agent(s)) and Thelen Reid & Priest LLP, special counsel to the Company and the Guarantor, each dated the date of filing with the Commission or the date of effectiveness of such amendment or supplement, as applicable, or the date of such sale, as the case may be, in form and substance satisfactory to the Agent(s), of the same tenor as the opinions referred to in Sections 7(c) and (d) hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinions; or, in lieu of such opinions, counsel last furnishing such opinions to the Agents shall furnish the Agent(s) with a letter substantially to the effect that the Agent(s) may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

          (d) Subsequent Delivery of Comfort Letters. Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information (other than by an amendment or supplement relating solely to the issuance and/or offering of securities other than the Notes) or (ii) (if required by the Terms Agreement relating to such Notes) the Company sells Notes to one or more Agents as principal, the Company shall cause PricewaterhouseCoopers LLP forthwith to furnish to the Agent(s) a letter, dated the date of filing with the Commission or the date of effectiveness of such amendment or supplement, as applicable, or the date of such sale, as the case may be, in form satisfactory to the Agent(s), of the same tenor as the letter referred to in Section 7(a) hereof but modified to relate to the Registration Statement and Prospectus as amended and supplemented to the date of such letter; provided, however, that if the Registration Statement or the Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, PricewaterhouseCoopers LLP may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement unless any other information included therein of an accounting, financial or statistical nature is of such a nature that, in the reasonable judgment of the Agents, such letter should cover such other information.

          (e) The Company shall not sell Notes which are not substantially in a form previously certified without prior notification to each Agent or Sullivan & Cromwell as counsel to the Agents.

9 Indemnification and Contribution.
  --------------------------------

          (a) The Company and the Guarantor agree that they will jointly and severally indemnify and hold harmless each Agent and each person, if any, who controls any Agent within the meaning of Section 15 of the 1933 Act, against any and all loss, expense, claim, damage or liability to which, jointly or severally, such Agent or such controlling person may become subject, under the 1933 Act or otherwise, insofar as such loss, expense, claim, damage or liability (or actions in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement to any thereof, or arises out of or is based upon the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading; and, except as hereinafter in this Section provided, the Company and the Guarantor agree to reimburse each Agent and each person who controls any Agent as aforesaid for any reasonable legal or other expenses as incurred by such Agent or such controlling person in connection with investigating or defending any such loss, expense, claim, damage or liability; provided, however, that the Company and the Guarantor shall not be liable in any such case to the extent that any such loss, expense, claim, damage or liability arises out of or is based on an untrue statement or alleged untrue statement or omission or alleged omission made in any such document in reliance upon, and in conformity with, written information furnished to the Guarantor or the Company by or through any such Agent expressly for use in any such document or arises out of, or is based on, statements in or omissions from that part of the Registration Statement which shall constitute the T-1; and provided further, that with respect to any untrue statement or alleged untrue statement or omission or alleged omission made in any prospectus or supplement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Agent from whom the person asserting any such loss, expense, claim, damage or liability purchased the Notes concerned (or to the benefit of any person controlling such Agent), if a copy of the Prospectus (not including documents incorporated by reference therein) or of the Prospectus as then amended or supplemented (not including documents incorporated by reference therein) was not sent or given to such person at or prior to the written confirmation of the sale of such Notes to such person.

          (b) Each Agent severally agrees that it will indemnify and hold harmless the Company and the Guarantor, their officers and directors, and each of them, and each person, if any, who controls the Company and the Guarantor within the meaning of Section 15 of the 1933 Act, against any loss, expense, claim, damage or liability to which it or they may become subject, under the 1933 Act or otherwise, insofar as such loss, expense, claim, damage or liability (or actions in respect thereof) arises out of or is based on any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement to any thereof, or arises out of or is based upon the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any such documents in reliance upon, and in conformity with, written information furnished to the Guarantor or the Company by or through any Agent expressly for use in any such document; and, except as hereinafter in this Section provided, each Agent agrees to reimburse the Company and the Guarantor, their officers and directors, and each of them, and each person, if any, who controls the Company and the Guarantor within the meaning of Section 15 of the 1933 Act, for any reasonable legal or other expenses incurred by it or them in connection with investigating or defending any such loss, expense, claim, damage or liability.

          (c) Upon receipt of notice of the commencement of any action against an indemnified party, the indemnified party shall, with reasonable promptness, if a claim in respect thereof is to be made against an indemnifying party under its agreement contained in this Section 9, notify such indemnifying party in writing of the commencement thereof; but the omission so to notify an indemnifying party shall not relieve it from any liability which it may have to the indemnified party otherwise than under its agreement contained in this
Section 9. In the case of any such notice to an indemnifying party, it shall be entitled to participate at its own expense in the defense, or if it so elects, to assume the defense, of any such action, but, if it elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the indemnified party and to any other indemnifying party, defendant in the suit. In the event that any indemnifying party elects to assume the defense of any such action and retain such counsel, the indemnified party shall bear the fees and expenses of any additional counsel retained by it. No indemnifying party shall be liable in the event of any settlement of any such action effected without its consent except as provided in Section 9(e) hereof. Each indemnified party agrees promptly to notify each indemnifying party of the commencement of any litigation or proceedings against it in connection with the issue and sale of the Notes.

          (d) If any Agent or person entitled to indemnification by the terms of subsection (a) of this Section 9 shall have given notice to the Company and the Guarantor of a claim in respect thereof pursuant to Section 9(c) hereunder, and if such claim for indemnification is thereafter held by a court to be unavailable for any reason other than by reason of the terms of this Section 9 or if such claim is unavailable under controlling precedent, such Agent or person shall be entitled to contribution from the Company and the Guarantor to liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the 1933 Act. In determining the amount of contribution to which such Agent or person is entitled, there shall be considered the relative benefits received by such Agent or person and the Company and the Guarantor from the offering of the Notes that were the subject of the claim for indemnification (taking into account the portion of the proceeds of the offering realized by each), the Agent or person's relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. The Company and the Guarantor and the Agents agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Agents were treated as one entity for such purpose).

          (e) No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 9 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party and all liability arising out of such litigation, investigation, proceeding or claim, and (ii) does not include a statement as to or an admission of fault, culpability or the failure to act by or on behalf of any indemnified party.

          (f) The indemnity and contribution provided for in this Section 9 and the representations and warranties of the Company, the Guarantor and the several Agents set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Agent or any person controlling any Agent, the Company, its directors or officers, the Guarantor or any person controlling the Guarantor, (ii) acceptance of any Notes and payment therefor under this Agreement, and (iii) any termination of this Agreement.

10 Default of Agents.
   -----------------

          If the Company and two or more Agents enter into an agreement pursuant to which such Agents agree to purchase Notes from the Company as principal and one or more of such Agents shall fail at the Settlement Date to purchase the Notes which it or they are obligated to purchase (the "Defaulted Notes"), then the non-defaulting Agents may make arrangements satisfactory to the Company for one of them or one or more other Agents or any other agents to purchase all, but not less than all, of the Defaulted Notes in such amounts as may be agreed upon and upon the terms herein set forth in this Agreement. If, however, no such arrangements shall have been made within 24 hours thereafter, then the non-defaulting Agents shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions which their respective initial underwriting obligations bear to the underwriting obligations of all non-defaulting Agents. In the event of any such default, either the non-defaulting Agents or the Company may by prompt written notice to such other parties postpone the Settlement Date for a period of not more than seven full business days in order to effect whatever changes may thereby be made necessary in the Registration Statement or Prospectus or in any other documents or arrangements, and the Company will promptly file any amendments to the Registration Statement or Supplements to the Prospectus which may thereby be made necessary. As used in this Agreement, the term "Agent" includes any person substituted for an Agent under this Section 10.

          Nothing in this Section 10 shall relieve an Agent from liability for its default.

11 Survival of Certain Representations and Obligations.
   ---------------------------------------------------

          The respective indemnities, agreements, representations and warranties of the Company and the Guarantor and of or on behalf of the Agents set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Agent or the Company and the Guarantor or any of their respective officers, directors, or any controlling person, and will survive delivery of and payment for the Notes. If for any reason the purchase of the Notes by the Agents is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Sections 5(c) and 6, and the respective obligations of the Company, the Guarantor and the Agents pursuant to Sections 9, 11, 12 and 14 hereof shall remain in effect.

12 Termination.
   -----------

          (a) This Agreement (excluding any agreement by one or more Agents to purchase Notes as principal) may be terminated, for any reason at any time, by either the Company or an Agent, as to itself, upon the giving of 30 days' prior written notice of such termination to the other party hereto.

          (b) The applicable Agent(s) may terminate any agreement by such Agent(s) to purchase Notes as principal, immediately upon notice to the Company and the Guarantor, at any time prior to the Settlement Date relating thereto, if
(i) there has been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Prospectus, as amended or supplemented to such date, any change or any development involving a prospective change in or affecting particularly the business or properties of the Guarantor, which, in the judgment of any such Agent, materially impairs the investment quality of such Notes; (ii) there has been any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange, or any suspension or limitation of trading of any securities of the Company or the Guarantor on any exchange or in the over-the-counter market; (iii) a general banking moratorium has been declared by Federal or New York authorities; (iv) there shall have occurred any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the reasonable judgment of such Agent, in each case the effect of which makes it impractical and inadvisable to proceed with completion of the sale of and payment for the Notes and such Agent makes a similar determination with respect to all other underwritings of medium-term notes of utilities or utility holding companies in which it is participating and has the contractual right to make such a determination; or (v) there has been any decrease in the ratings of the Program or any debt securities of the Company or the Guarantor (including the Notes) that existed as of the date of such agreement by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the 1933 Act) or if such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Program or any such debt securities.

          (c) In the event of any such termination, no party will have any liability to the other parties hereto, except that (i) the Agents shall be entitled to any commissions earned in accordance with the third paragraph of
Section 3(b) hereof, (ii) if at the time of termination (a) any Agent shall own any Notes purchased by it as principal pursuant to a Terms Agreement or (b) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of such Notes relating thereto has not occurred, the covenants set forth in Sections 5 and 8 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and
(iii) the covenant set forth in Section 5(h) hereof, the provisions of Section 6 hereof, the indemnity and contribution agreements set forth in Section 9 hereof, and the provisions of Sections 11, 14 and 15 hereof shall remain in effect.

13 Notices.
   -------

          The Company and the Guarantor shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of each of the Agents if the same shall have been made or given by the Agents. All statements, requests, notices, consents and agreements hereunder shall be in writing, or by telegraph subsequently confirmed in writing, to the following addresses:

          If to the Company or the Guarantor:
          PPL Corporation
          Two North Ninth Street
          Allentown, Pennsylvania 18101
          Attention:  Treasurer
          Facsimile:  (610) 774-5106

          If to [name]:
          [address]
          Attention:
          Facsimile:

          If to [name]:
          [address]
          Attention:
          Facsimile:

          If to [name]:
          [address]
          Attention:
          Facsimile:

          If to [name]:
          [address]
          Attention:
          Facsimile:

14 Parties in Interest.
   -------------------

          This Agreement shall each inure solely to the benefit of the Company, the Guarantor and the Agents and, to the extent provided in Section 9 hereof, to any person who controls any Agent, to the officers and directors of the Company and the Guarantor, and to any person who controls the Company or the Guarantor, and their respective successors. No other person, partnership, association or corporation shall acquire or have any right under or by virtue of this Agreement. The term "successor" shall not include any assignee of an Agent (other than a person substituted for an Agent under Section 10 hereof or one who shall acquire all or substantially all of an Agent's business and properties), nor shall it include any purchaser of Notes from any Agent merely because of such purchase.

15 Applicable Law.
   --------------

          THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

16 Counterparts.
   ------------

          This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

          Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose, whereupon this Distribution Agreement shall constitute a binding agreement between the Company and the Guarantor and the several Agents in accordance with its terms.

                              Yours very truly,

                              PPL CORPORATION



                              By: __________________________________
                                  Name:
                                  Title:



                              PPL CAPITAL FUNDING, INC.



                              By: __________________________________
                                  Name:
                                  Title:

          The foregoing Distribution Agreement is hereby confirmed and accepted as of the date first above written.

[NAME]


By: __________________________________
    Name:
    Title:



[NAME]


By: __________________________________
    Name:
    Title:



[NAME]


By: __________________________________
    Name:
    Title:



[NAME]

By: __________________________________
    Name:
    Title:

                                   SCHEDULE A
                                   ----------

                                  PRICING TERMS


Principal Amount:  $______________

Interest Rate or Formula:
      If Fixed Rate Note,
        Interest Rate:
        Interest Payment Dates:
      If Floating Rate Note,
        Interest Rate Basis(es):
                  If LIBOR,
                    [TM] LIBOR Reuters Page:
                    [TM] LIBOR Telerate Page:
                    Designated LIBOR Currency:
                  If CMT Rate,
                    Designated CMT Telerate Page:
                       If Telerate Page 7052:
                          [TM] Weekly Average
                          [TM] Monthly Average

                    Designated CMT Maturity Index:
        Index Maturity:
        Spread and/or Spread Multiplier, if any:
        Initial Interest Rate, if any:
        Initial Interest Reset Date:
        Interest Reset Dates:
        Interest Payment Dates:
        Maximum Interest Rate, if any:
        Minimum Interest Rate, if any:
        Fixed Rate Commencement Date, if any:
        Fixed Interest Rate, if any:
        Day Count Convention:
        Calculation Agent:

Redemption Provisions:
      Initial Redemption Date:

      Initial Redemption Percentage:
      Annual Redemption Percentage Reduction, if any:

Repayment Provisions:
      Optional Repayment Date(s):

Original Issue Date:
Stated Maturity Date:
Exchange Rate Agent:
Authorized Denomination:
Purchase Price: ___%, plus accrued interest, if any, from _________ Price to Public: ___%, plus accrued interest, if any, from _________ Issue Price:
Settlement Date and Time:
Additional/Other Terms:

Also, in connection with the purchase of Notes from the Company by one or more Agents as principal, agreement as to whether the following will be required:

      Officers' Certificate pursuant to Section 7(f) of the Distribution
         Agreement
      Legal Opinions pursuant to Sections 7(c) and (d) of the Distribution
         Agreement
      Comfort Letter pursuant to Section 7(a) of the Distribution Agreement

                               SCHEDULE B

          As compensation for the services of the Agents hereunder, the Company shall pay the applicable Agent, on a discount basis, a commission for the sale of each Note equal to the principal amount of such Notes multiplied by the appropriate percentage set forth below:

                                                        PERCENT OF
MATURITY RANGES                                       PRINCIPAL AMOUNT
---------------                                       ----------------

From 9 months to less than 1 year................           .125%

From 1 year to less than 18 months...............           .150

From 18 months to less than 2 years..............           .200

From 2 years to less than 3 years................           .250

From 3 years to less than 4 years................           .350

From 4 years to less than 5 years................           .450

From 5 years to less than 6 years................           .500

From 6 years to less than 7 years................           .550

From 7 years to less than 10 years...............           .600

From 10 years to less than 15 years..............           .625

From 15 years to less than 20 years..............           .700

From 20 years to 30 years........................           .750%

From 30 years to 40 Years........................            *



_____________________

* As agreed to by the Company and the applicable Agent at the time of sale.

                                   SCHEDULE C
                                   ----------

                            PPL CAPITAL FUNDING, INC.

                            ADMINISTRATIVE PROCEDURES

                  FOR FIXED RATE AND FLOATING RATE MEDIUM-TERM
                                NOTES, SERIES [_]

                          (Dated as of ______ __, 200_)

          Medium-Term Notes, Series [_] (the "Notes") in an aggregate principal amount of up to $__________ are to be offered on a continuous basis by PPL Capital Funding, Inc., a Delaware corporation (the "Company"), to or through [insert name of Agents] (each, an "Agent" and, collectively, the "Agents") pursuant to a Distribution Agreement, dated ______ __, 200_ (the "Distribution Agreement"), by and among the Company, PPL Corporation (the "Guarantor") and the Agents. Each of the Notes is to be unconditionally guaranteed as to payment of principal and any premium, and interest by the Guarantor pursuant to guarantees of the Guarantor (the "Guarantees"). The Distribution Agreement provides both for the sale of Notes by the Company to one or more of the Agents as principal for resale to investors and other purchasers and for the sale of Notes by the Company directly to investors through one or more Agents (as may from time to time be agreed to by the Company and the related Agent or Agents), in which case each such Agent will act as an agent of the Company in soliciting purchases of Notes.

          Unless otherwise agreed by the related Agent or Agents and the Company, Notes will be purchased by the related Agent or Agents as principal. Such purchases will be made in accordance with the applicable Terms Agreement as provided in the Distribution Agreement. If agreed upon by any Agent or Agents and the Company, the Agent or Agents, acting solely as agent or agents for the Company and not as principal, will use reasonable efforts to solicit offers to purchase the Notes. Only those provisions in these Administrative Procedures that are applicable to the particular role to be performed by the related Agent or Agents shall apply to the offer and sale of the relevant Notes.

          The Notes will be issued under an Indenture, dated as of November 1, 1997, as amended, supplemented or modified from time to time (the "Indenture"), between the Company, the Guarantor and JPMorgan Chase Bank ("Chase"), as trustee (together with any successor in such capacity, the "Trustee"). The Company and the Guarantor have filed a joint Registration Statement with the Securities and Exchange Commission (the "Commission") registering debt securities, including the Notes and the Guarantees (the "Registration Statement", which term shall include any additional registration statements filed in connection with the Notes and the Guarantees). The most recent base prospectus deemed part of the Registration Statement, as supplemented by a Prospectus supplement relating to the Notes, is herein referred to as "Prospectus." The most recent supplement to the Prospectus setting forth the purchase price, interest rate or formula, maturity date and other terms of the Notes (as applicable) is herein referred to as the "Pricing Supplement."

          The Notes will either be issued (a) in book-entry form and represented by one or more fully registered Notes without coupons (each, a "Global Note") delivered to Chase, as agent for The Depository Company ("DTC"), and recorded in the book-entry system maintained by DTC, or (b) in certificated form (each, a "Certificated Note") delivered to the investor or other purchaser thereof or a person designated by such investor or other purchaser.

          General procedures relating to the issuance of all Notes are set forth in Part I hereof. Additionally, Notes issued in book-entry form will be issued in accordance with the procedures set forth in Part II hereof, as adjusted from time to time in accordance with changes in DTC's operating requirements, and Certificated Notes will be issued in accordance with the procedures set forth in
Part III hereof. To the extent any procedure set forth below conflicts with the provisions of the Notes, the Indenture or the Distribution Agreement, the relevant provisions of the Notes, the Indenture and the Distribution Agreement, respectively, shall control. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Notes, the Indenture or the Distribution Agreement as the case may be.

                          PART I: PROCEDURES OF GENERAL
                                  APPLICABILITY

Date of Issuance/
  Authentication:       Each Note will be dated as of the date of its
                        authentication by the Trustee. Each Note shall also bear an original issue date (each, an "Original Issue Date").
                        The Original Issue Date shall remain the same for all Notes subsequently issued upon transfer, exchange or substitution of an original Note regardless of their dates of authentication.

Price to Public:        Unless otherwise agreed to by the Company and the Agents
                        and specified in a Pricing Supplement, each Note will be issued at 100% of the principal amount thereof.

Maturities:             Each Note will mature on a date from nine months to 40
                        years from its Original Issue Date (the "Stated Maturity
                        Date") selected by the investor or other purchaser and agreed to by the Company.

Guarantees:             Each of the Notes is to be unconditionally guaranteed as
                        to payment of principal, premium, if any, and interest pursuant to the Guarantees of the Guarantor as set forth in the Indenture.

Registration:           Unless otherwise provided in the applicable Pricing
                        Supplement, Notes will be issued only in fully registered form.

Denominations:          Unless otherwise provided in the applicable Pricing
                        Supplement, the Notes will be issued in denominations of $1,000 and integral multiples thereof.

Interest Rate Bases
  applicable to
  Floating Rate
  Notes: Unless otherwise provided in the applicable Pricing Supplement, Floating Rate Notes will bear interest at a rate or rates determined by reference to the CMT Rate, the Commercial Paper Rate, the Federal Funds Rate, LIBOR, the Prime Rate, the Treasury Rate, or such other interest rate basis or formula as may be set forth in applicable Pricing Supplement, or by reference to two or more such rates, as adjusted by the Spread and/or Spread Multiplier, if any, applicable to such Floating Rate Notes.

Redemption/
  Repayment:            The Notes will be subject to redemption by the Company
                        in accordance with the terms of the Notes, which will be fixed at the time of sale and set forth in the applicable Pricing Supplement. If no Initial Redemption
                        Date is indicated with respect to a Note, such Note will not be redeemable prior to its Stated Maturity Date
                        (unless alternative redemption provisions are expressly provided for a particular Note).

                        The Notes will be subject to repayment at the option of the Holders thereof in accordance with the terms of the Notes, which will be fixed at the time of sale and set forth in the applicable Pricing Supplement. If no Optional Repayment Date is indicated with respect to a Note, such Note will not be repayable at the option of the Holder prior to its Stated Maturity Date.

Calculation of
  Interest:             In case of Fixed Rate Notes, interest (including
                        payments for partial periods) will be calculated and paid on the basis of a 360-day year of twelve 30-day months.

                        The interest rate on each Floating Rate Note will be calculated by reference to the specified Interest Rate Basis or Bases plus or minus the applicable Spread, if any, and/or multiplied by the applicable Spread Multiplier, if any.

                        Unless otherwise provided in the applicable Pricing Supplement, interest on each Floating Rate Note will be calculated by multiplying its principal amount by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated. Unless otherwise provided in the applicable Pricing Supplement, the interest factor for each such day is computed by dividing the interest rate applicable to such day by 360 if the Commercial Paper Rate, Federal Funds Rate, LIBOR or Prime Rate is an applicable Interest Rate Basis, or by the actual number of days in the year if the CMT Rate or Treasury Rate is an applicable Interest Rate Basis. The interest factor for Notes for which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated as provided in the applicable Pricing Supplement.

Interest:               General. Each Note will bear interest in accordance with
                        its terms. Unless otherwise provided in the applicable
                        Pricing Supplement, interest on each Note will accrue from and including the Original Issue Date of such Note for the first interest period or from the most recent
                        Interest Payment Date (as defined below) to which interest has been paid or duly provided for all subsequent interest periods to but excluding the next applicable Interest Payment Date or the Stated Maturity

                        Date or date of earlier redemption or repayment, as the case may be (the Stated Maturity Date or date of earlier redemption or repayment is referred to herein as the "Maturity Date" with respect to the principal repayable on such date).

                        If an Interest Payment Date or the Maturity Date with respect to any Fixed Rate Note falls on a day that is not a Business Day (as defined below), the required payment to be made on such day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day, and no interest shall accrue on such payment for the period from and after such day to the next succeeding Business Day. If an Interest Payment Date other than the Maturity Date with respect to any Floating Rate Note would otherwise fall on a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day, except that in the case of a Note for which LIBOR is an applicable Interest Rate Basis, if such Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day. If the Maturity Date with respect to any Floating Rate Note falls on a day that is not a Business Day, the required payment to be made on such day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day, and no interest shall accrue on such payment for the period from and after the Maturity Date to the next succeeding Business Day. Unless otherwise provided in the applicable Pricing Supplement, "Business Day" means any day, other than a Saturday or Sunday, that is not a day on which banking institutions or trust companies are generally authorized or required by law, regulation or executive order to close in The City of New York; provided that, with respect to Notes for which LIBOR is an applicable Interest Rate Basis, such day is also a London Business Day (as defined below). "London Business Day" means any day on which dealings in deposits in United States Dollars are transacted in the London interbank market.

                        Regular Record Dates. Unless otherwise provided in the applicable Pricing Supplement, the "Regular Record Date" for a Fixed Rate Note shall be the January 31 or July 31 immediately preceding the applicable Interest Payment Date and the "Regular Record Date" for a Floating Rate Note shall be the date 15 calendar days (whether or not a Business Day) preceding the applicable Interest Payment Date.

                        Interest Payment Dates. Interest payments will be made on each Interest Payment Date commencing with the first Interest Payment Date following the Original Issue Date; provided, however, the first payment of interest on any Note originally issued between a Regular Record Date and an Interest Payment Date will occur on the Interest Payment Date following the next succeeding Regular Record Date.

                        Unless otherwise provided in the applicable Pricing Supplement, interest payments on Fixed Rate Notes will be made semiannually in arrears on February 15 and August 15 of each year and on the Maturity Date, while interest payments on Floating Rate Notes will be made as specified in the Prospectus and the applicable Pricing Supplement.

Acceptance and
  Rejection of
  Offers from
  Solicitation
  as Agents:            If agreed upon by any Agent and the Company, then such
                        Agent acting solely as agent for the Company and not as principal will solicit purchases of the Notes. Each
                        Agent will communicate to the Company, orally or in writing, each reasonable offer to purchase Notes solicited by such Agent on an agency basis, other than those offers rejected by such Agent. Each Agent has the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be a breach of such Agent's agreement contained in the Distribution
                        Agreement. The Company has the sole right to accept or reject any proposed purchase of Notes, in whole or in part, and any such rejection shall not be a breach of the Company's agreement contained in the Distribution
                        Agreement. Each Agent has agreed to make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company.

Preparation of
  Pricing
  Supplement:           If any offer to purchase a Note is accepted by the
                        Company, the Company and the Guarantor will promptly prepare a Pricing Supplement reflecting the terms of such Note. Information to be included in the Pricing
                        Supplement shall include:

                        1 the name of the Company and the name of the Guarantor;

                        2     the title of the Notes;

                        3 the date of the Pricing Supplement and the date of the Prospectus to which the Pricing Supplement relates;

                        4     the name of the Offering Agent (as defined below);

                        5 whether such Notes are being sold to the Offering Agent as principal or to an investor or other purchaser through the Offering Agent acting as agent for the Company;

                        6 with respect to Notes sold to the Offering Agent as principal, whether such Notes will be resold by the Offering Agent to investors and other purchasers at (i) a fixed public offering price of 100% of their principal amount or at (ii) varying prices related to prevailing market prices at the time of resale to be determined by the Offering Agent;

                        7     the Offering Agent's discount or commission;

                        8     Net proceeds to the Company;

                        9 the Principal Amount, Original Issue Date, Stated Maturity Date, Interest Payment Date(s), Initial Redemption Date, if any, Initial Redemption Percentage, if any, Annual Redemption Percentage Reduction, if any, Optional Repayment Date(s), if any, and, in the case of Fixed Rate Notes, the Interest Rate, and, in the case of Floating Rate

                              Notes, the Interest Rate Basis or Bases, the Day Count Convention, Index Maturity (if applicable), Initial Interest Rate, if any, Maximum Interest Rate, if any, Minimum Interest Rate, if any, Initial Interest Reset Date, Interest Reset Dates, Spread and/or Spread Multiplier, if any, and Calculation Agent; and

                        10 any other additional provisions of the Notes material to investors or other purchasers of the Notes not otherwise specified in the Prospectus.

                        The Company shall endeavor to send such Pricing Supplement by telecopy or overnight express (for delivery by the close of business on the applicable trade date, but in no event later than 11:00 A.M. New York City time, on the Business Day following the applicable trade date) to the Agent which made or presented the offer to purchase the applicable Note (in such capacity, the "Offering Agent") and the Trustee at the following applicable address: if to [name], to:
                        [name/address], Attention: [name], telecopier [fax]; if to [name], to: [name/address], Attention: [name], telecopier [fax]; if to [name], to: [name/address],
                        Attention: [name], telecopier [fax]; if to [name], to:
                        [name/address], Attention: [name], telecopier [fax]; and if to the Trustee (or Chase), to: 450 W. 33rd Street, New York, New York 10001, Attention: Capital Markets Fiduciary Services (212) 946-3487, telecopier: (212) 946-8159. For record keeping purposes, one copy of such Pricing Supplement shall also be mailed or telecopied to each of Thelen Reid & Priest, LLP, 40 West 57th Street, New York, New York 10019-4097, Attention: Catherine C.

                        Hood, Esq. and Sullivan & Cromwell, 125 Broad Street, New York, New York 10004, Attention: Robert W. Downes, Esq.

                        In each instance that a Pricing Supplement is prepared, the Offering Agent will provide a copy of such Pricing Supplement to each investor or purchaser of the relevant Notes or its agent. Pursuant to Rule 434 of the Securities Act of 1933, as amended ("Rule 434"), the Pricing Supplement may be delivered separately from the Prospectus. Outdated Pricing Supplements (other than those retained for files) will be destroyed.

Settlement:             The receipt of immediately available funds by the
                        Company in payment for a Note and the authentication and delivery of such Note shall, with respect to such Note, constitute "settlement." Offers accepted by the Company will be settled in three Business Days, or at such time as the purchaser, the applicable Agent and the Company shall agree, pursuant to the timetable for settlement set forth in Parts II and III hereof under "Settlement
                        Procedure Timetable" with respect to Global Notes and Certificated Notes, respectively (each such date fixed for settlement is hereinafter referred to as a "Settlement Date"). If procedures A and B of the applicable Settlement Procedures with respect to a particular offer are not completed on or before the time set forth under the applicable "Settlement Procedures
                        Timetable", such offer shall not be settled until the Business Day following the completion of settlement procedures A and B or such later date as the purchaser and the Company shall agree.

                        The foregoing settlement procedures may be modified with respect to any purchase of Notes by an Agent as principal if so agreed by the Company and such Agent.

Procedure for
  Changing Rates
  or Other
  Variable Terms:       When a decision has been reached to change the interest
                        rate or any other variable term on any Notes being sold by the Company, the Company will promptly advise the Agents and the Trustee by facsimile transmission and the Agents will forthwith suspend solicitation of offers to purchase such Notes. The Agents will telephone the Company with recommendations as to the changed interest rates or other variable terms. At such time as the Company notifies the Agents and the Trustee of the new interest rates or other variable terms, the Agents may resume solicitation of offers to purchase such Notes.
                        Until such time, only "indications of interest" may be recorded. Immediately after acceptance by the Company of an offer to purchase Notes at a new interest rate or new variable term, the Company, the Offering Agent and the Trustee shall follow the procedures set forth under the applicable "Settlement Procedures."

Suspension of
  Solicitation;
  Amendment or
  Supplement:           The Company may instruct the Agents to suspend
                        solicitation of offers to purchase Notes at any time.
                        Upon receipt of such instructions, the Agents will forthwith suspend solicitation of offers to purchase from the Company until such time as the Company has advised the Agents that solicitation of offers to purchase may be resumed. If the Company or the Guarantor decides to amend or supplement the Registration

                        Statement or the Prospectus (other than to establish or change interest rates or formulas, maturities, prices or other similar variable terms with respect to the Notes), it will promptly advise the Agents and will furnish the Agents and their counsel with copies of the proposed amendment or supplement. Copies of such amendment or supplement will be delivered or mailed to the Agents, their counsel and the Trustee in quantities which such parties may reasonably request at the following respective addresses: [name/address], Attention:
                        [name/phone], telecopier [fax]; [name/address],
                        Attention: [name/phone], telecopier [fax];
                        [name/address], [name/address], Attention: [name], telecopier [fax]; [name/address], Attention:
                        [name/phone], telecopier [fax]; [name/address], [name/address], Attention: [name], telecopier [fax]; and [name/address], Attention: [name/phone], telecopier [fax]; [name/address], [name/address], Attention:
                        [name], telecopier [fax]; and if to the Trustee (or Chase), to: 450 W. 33rd Street, New York, New York 10001, Attention: Capital Markets Fiduciary Services,
                        (212) 946-3487, telecopier: (212) 946-8159. For record
                        keeping purposes, one copy of each such amendment or supplement shall also be mailed or telecopied to each of Thelen Reid & Priest LLP, 40 West 57th Street, New York, New York 10019-4097, Attention: Catherine C. Hood, Esq.,
                        (212) 603-2000, telecopier: (212) 603-2001 and Sullivan
                        & Cromwell, 125 Broad Street, New York, New York 10004,
                        Attention: Robert W. Downes, Esq., (212) 558-3812, telecopier: (212) 558-3588.

                        In the event that at the time the solicitation of offers to purchase from the Company is suspended (other than to establish or change interest rates or formulas, maturities, prices or other similar variable terms with respect to the Notes) there shall be any offers to purchase Notes that have been accepted by the Company which have not been settled, the Company will promptly advise the Offering Agent and the Trustee whether such offers may be settled and whether copies of the Prospectus as theretofore amended and/or supplemented as in effect at the time of the suspension may be delivered in connection with the settlement of such offers. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such offers may not be settled or that copies of such Prospectus may not be so delivered.

Delivery of
  Prospectus and
  applicable
  Pricing
  Supplement:           A copy of the most recent Prospectus and the applicable
                        Pricing Supplement, which pursuant to Rule 434 may be delivered separately from the Prospectus, must accompany or precede the earlier of (a) the written confirmation of a sale sent to an investor or other purchaser or its agent and (b) the delivery of Notes to an investor or other purchaser or its agent.

Authenticity of
  Signatures:           The Agents will have no obligation or liability to the
                        Company, the Guarantor or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Company, the Guarantor or the Trustee on any Note or Guarantee.

Documents
  Incorporated by
  Reference:            The Company shall supply the Agents with an adequate
                        supply of all documents incorporated by reference in the Registration Statement and the Prospectus.

                      PART II: PROCEDURES FOR NOTES ISSUED
                               IN BOOK-ENTRY FORM

          In connection with the qualification of Notes issued in book-entry form for eligibility in the book-entry system maintained by DTC, Chase will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Bring-Down Letter of Representations from the Company, the Guarantor and the Trustee to DTC, dated ______ __, 200_ and a Certificate Agreement, dated December 2, 1988, between Chase and DTC, as amended (the "Certificate Agreement"), and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

Issuance:               All Fixed Rate Notes issued in book-entry form having
                        the same Original Issue Date, Interest Rate, Interest
                        Payment Dates, redemption and/or repayment terms, if any, and Stated Maturity Date (collectively, the "Fixed
                        Rate Terms") will be represented initially by a single
                        Global Note; and all Floating Rate Notes issued in book-entry form having the same Original Issue Date, formula for the calculation of interest (including the Interest Rate Basis or Bases, which may be the CMT Rate, the Commercial Paper Rate, the Federal Funds Rate,
                        LIBOR, the Prime Rate or the Treasury Rate or any other interest rate basis or formula, and Spread and/or Spread
                        Multiplier, if any), Day Count Convention, Initial
                        Interest Rate, Index Maturity (if applicable), Minimum
                        Interest Rate, if any, Maximum Interest Rate, if any, redemption and/or repayment terms, if any, Interest
                        Payment Dates, Initial Interest Reset Date, Interest
                        Reset Dates and Stated Maturity Date(collectively, the
                        "Floating Rate Terms") will be represented initially by a single Global Note.

                        For other variable terms with respect to the Fixed Rate Notes and Floating Rate Notes, see the Prospectus and the applicable Pricing Supplement.

                        Owners of beneficial interests in Global Notes will be entitled to physical delivery of Certificated Notes equal in principal amount to their respective beneficial interests only upon certain limited circumstances described in the Prospectus.

Identification:         The Company has arranged with the CUSIP Service Bureau
                        of Standard & Poor's Corporation (the "CUSIP Service
                        Bureau") for the reservation of one series of CUSIP numbers, which series consists of approximately 900
                        CUSIP numbers which have been reserved for and relating to Global Notes, and the Company has delivered to each of Chase and DTC such list of such CUSIP numbers. Chase will assign CUSIP numbers to Global Notes as described below under Settlement Procedures B. DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that Chase has assigned to Global Notes. Chase will notify the Company at any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Global
                        Notes, and, if it deems necessary, the Company will reserve and obtain additional CUSIP numbers for assignment to Global Notes. Upon obtaining such additional CUSIP numbers, the Company will deliver a list of such additional numbers to Chase and DTC. Notes issued in book-entry form in excess of $400,000,000 aggregate principal amount and otherwise required to be represented by the same Global Note will instead be represented by two or more Global Notes which shall all be assigned the same CUSIP number.

Registration:           Unless otherwise specified by DTC, each Global Note will
                        be registered in the name of Cede & Co., as nominee for DTC, on the register maintained by Chase under the Indenture. The beneficial owner of a Note issued in book-entry form (i.e., an owner of a beneficial interest in a Global Note) (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note issued in book-entry form, the "Participants") to act as agent for such beneficial owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such Note issued in book-entry form in the account of such Participants. The ownership interest of such beneficial owner in such Note issued in book-entry form will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:              Transfers of beneficial ownership interests in a Global
                        Note will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Global
                        Note.

Exchanges:              Chase may deliver to DTC and the CUSIP Service Bureau at
                        any time a written notice specifying (a) the CUSIP numbers of two or more Global Notes outstanding on such date that represent Global Notes having the same Fixed
                        Rate Terms or Floating Rate Terms, as the case may be (other than Original Issue Dates), and for which interest has been paid to the same date; (b) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next Interest
                        Payment Date for the related Notes issued in book-entry form, on which such Global Notes shall be exchanged for a single replacement Global Note; and (c) a new CUSIP number, obtained from the Company, to be assigned to such replacement Global Note. Upon receipt of such a notice, DTC will send to its Participants (including
                        Chase) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, Chase will deliver to the CUSIP
                        Service Bureau written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Notes to be exchanged will no longer be valid. On the specified exchange date, Chase will exchange such Global Notes for a single Global Note bearing the new
                        CUSIP number and the CUSIP numbers of the exchanged
                        Notes will, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned.
                        Notwithstanding the foregoing, if the Global Notes to be exchanged exceed $400,000,000 in aggregate principal amount, one replacement Note will be authenticated and issued to represent each $400,000,000 in aggregate principal amount of the exchanged Global Notes and an additional Global Note or Notes will be authenticated and issued to represent any remaining principal amount of such Global Notes (See "Denominations" below).

Denominations:          Unless otherwise provided in the applicable Pricing
                        Supplement, Notes issued in book-entry form will be issued in denominations of $1,000 and integral multiples thereof. Global Notes will not be denominated in excess of $400,000,000 aggregate principal amount. If one or more Notes are issued in book-entry form in excess of $400,000,000 aggregate principal amount and would, but for the preceding sentence, be represented by a single
                        Global Note, then one Global Note will be issued to represent each $400,000,000 in aggregate principal amount of such Notes issued in book-entry form and an additional Global Note or Notes will be issued to represent any remaining aggregate principal amount of such Note or Notes issued in book-entry form. In such a case, each of the Global Notes representing Notes issued in book-entry form shall be assigned the same CUSIP number.

Payments of
  Principal
  and Interest:         Payments of Interest Only. Promptly after each Regular
                        Record Date, Chase will deliver to the Company and DTC a written notice specifying by CUSIP number the amount of interest to be paid (to the extent known) on each Global
                        Note on the following Interest Payment Date (other than an Interest Payment Date coinciding with the Maturity
                        Date) and the total of such amounts. DTC will confirm the amount payable on each Global Note on such Interest
                        Payment Date by reference to the appropriate (daily or weekly) bond reports published by Standard & Poor's

                        Corporation. On such Interest Payment Date, the Company will pay to Chase in immediately available funds an amount sufficient to pay the interest then due and owing on the Global Notes, and upon receipt of such funds from the Company, Chase in turn will pay to DTC such total amount of interest due on such Global Notes (other than on the Maturity Date) at the times and in the manner set forth below under "Manner of Payment."

                        Notice of Interest Rates. Promptly after each Interest Determination Date or Calculation Date, as the case may be, for Floating Rate Notes issued in book-entry form, Chase will notify each of Moody's Investors Service, Inc. and Standard & Poor's Corporation of the interest rates determined as of such Interest Determination Date.

                        Payments at Maturity. On or about the first Business Day of each month, Chase will deliver to the Company and DTC a written list of principal, premium, if any, and interest (to the extent known) to be paid on each Global Note maturing or otherwise becoming due in the following month. Chase, the Company and DTC will confirm the amounts of such principal, premium, if any, and interest payments with respect to each such Global Note on or about the fifth Business Day preceding the Maturity Date of such Global Note. On the Maturity Date, the Company will pay to Chase in immediately available funds an amount sufficient to make the required payments, and upon receipt of such funds Chase in turn will pay to DTC the principal amount of Global Notes, together with premium, if any, and interest due on the Maturity Date, at the times and in the manner set forth below under

                        "Manner of Payment." Promptly after payment to DTC of the principal, premium, if any, and interest due on the Maturity Date of such Global Note, the Trustee will cancel such Global Note and deliver it to the Company with an appropriate debit advice. On the first Business Day of each month, the Trustee will deliver to the Company a written statement indicating the total principal amount of outstanding Global Notes as of the close of business on the immediately preceding Business Day.

                        Manner of Payment. The total amount of any principal, premium, if any, and interest due on Global Notes on any Interest Payment Date or the Maturity Date, as the case may be, shall be paid by the Company to Chase in funds available for use by the Trustee no later than 10:00 A.M., New York City time, on such date. The Company will make such payment on such Global Notes to an account specified by Chase. Upon receipt of such funds, Chase will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment of principal, premium, if any, and interest due on Global Notes on such date. Thereafter on such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the beneficial interests in such Global Notes are recorded in the book-entry system maintained by DTC. Neither the Company, the Guarantor nor Chase shall have any responsibility or liability for the payment by DTC of the principal of, or premium, if any, or interest on, the Global Notes.

                        Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Global Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Global Note.

Settlement
  Procedures:           Settlement Procedures with regard to each Note in
                        book-entry form sold by an Agent, as agent of the Company, or purchased by an Agent, as principal, will be as follows:

                        A. The Offering Agent will advise the Company by telephone, confirmed by facsimile, of the following settlement information:

                              1.  Principal amount and Authorized Denomination.

                              2.  (a)  Fixed Interest Notes:

                                  (i)  Interest Rate.

                                 (ii)  Interest Payment Dates.

                                  (b)  Floating Rate Notes:

                                  (i)  Whether such Note is a Regular Floating
                                       Rate Note, Inverse Floating Rate Note
                                       or Floating Rate/Fixed Rate Note.

                                 (ii)  Interest Rate Basis or Bases.

                                (iii)  Initial Interest Rate.

                                 (iv)  Spread and/or Spread Multiplier, if any.

                                  (v) Initial Interest Reset Date and Interest Reset Dates.

                                 (vi)  Interest Payment Dates.

                                (vii)  Index Maturity, if any.

                               (viii) Maximum and/or Minimum Interest Rates, if any.

                                 (ix)  Day Count Convention.

                                  (x)  Calculation Agent.

                                 (xi)  Fixed Rate Commencement Date, if any,
                                       and Fixed Interest Rate, if any.

                                (xii)  Other terms, if any.

                              4. Price to public, if any, of such Note (or whether such Note is being offered at varying prices relating to prevailing market prices at time of resale as determined by the Offering Agent).

                              5.    Trade Date.

                              6.    Settlement Date (Original Issue Date).

                              7.    Stated Maturity Date.

                              8.    Redemption provisions, if any.

                              9.    Repayment provisions, if any.

                              10.   Net proceeds to the Company.

                              11.   The Offering Agent's discount or commission.

                              12.   Whether such Note is being sold to the
                                    Offering Agent as principal or to an
                                    investor or other purchaser through the
                                    Offering Agent acting as agent for the
                                    Company.

                              13.   Such other information specified with
                                    respect to such Note (whether by Addendum or otherwise).

                        B. The Company will advise Chase by facsimile transmission or other electronic transmission of the above settlement information received from the Offering Agent, and the name of the Offering Agent. Chase will assign a CUSIP number to the Global Note representing such Note. Chase will also advise the Offering Agent of the CUSIP number assigned to the Global Note.

                        C. The Company will transmit to the Trustee by telex or facsimile its written request for the authentication and delivery of such Global Note and the name of such Agent. Each such request by the Company shall constitute a representation and warranty by the Company to the Trustee that (i) the Global Note representing such Book-Entry Note is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by the Company, (ii) the Global Note representing such Book-Entry Note will conform to the terms of the Indenture, (iii) such Global Note, when completed, authenticated and delivered pursuant to the Indenture, will constitute the valid and legally binding obligation of the Company, and (iv) upon authentication and delivery of such Global Note, the aggregate principal amount of all Notes initially offered and issued under the Indenture will not exceed $__________ (except for Notes represented by and authenticated and delivered in exchange for or in lieu of Notes in accordance with the Indenture).

                              Chase will communicate to DTC and the Offering Agent through DTC's Participant Terminal System a pending deposit message specifying the following settlement information:

                              1. The information set forth in the Settlement Procedure A.

                              2. Identification numbers of the participant accounts maintained by DTC on behalf of the Trustee and the Offering Agent.

                              3. Identification of the Global Note as a Fixed Rate Global Note or Floating Rate Global Note.

                              4. Initial Interest Payment Date for such Note, number of days by which such date succeeds the related record date for DTC purposes (or, in the case of Floating Rate Notes which reset daily or weekly, the date five calendar days preceding the Interest Payment
                                    Date) and, if then calculable, the amount of interest payable on such Interest Payment

                                    Date (which amount shall have been confirmed by Chase).

                              5. CUSIP number of the Global Note representing such Note.

                              6. Whether such Global Note represents any other Notes issued or to be issued in book-entry form.

                              DTC will arrange for each pending deposit message described above to be transmitted to Standard & Poor's Corporation, which will use the information in the message to include certain terms of the related Global Note in the appropriate daily bond report published by Standard & Poor's Corporation.

                        D. Chase will complete the Global Note and send a copy thereof by facsimile to the Company for verification.

                              In the event any Note is incorrectly prepared, Chase shall promptly prepare a corrected Note in exchange for such incorrectly prepared Note.

                              Chase will authenticate the Global Note
                              representing such Note.

                        E. DTC will credit such Note to the participant account of Chase maintained by DTC.

                        F. Chase will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC
                              (i) to debit such Note to Chase's participant account and credit such Note to Chase's participant account of the Offering Agent maintained by DTC and (ii) to debit the settlement account of the Offering Agent and credit the settlement account of Chase maintained by DTC, in an amount equal to the price of such Note less such Offering Agent's discount or underwriting commission, as applicable. Any entry of such a deliver order shall be deemed to constitute a representation and warranty by Chase to DTC that
                              (i) the Global Note representing such Note has been issued and authenticated and (ii) Chase is holding such Global Note pursuant to the Certificate Agreement.

                        G. In the case of Notes in book-entry form sold through the Offering Agent, as agent, the Offering Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC
                              (i) to debit such Note to the Offering Agent's participant account and credit such Note to the participant account of the Participants maintained by DTC and (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Offering Agent maintained by DTC in an amount equal to the initial public offering price of such Note.

                        H. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures F and G will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

                        I. Upon receipt, Chase will pay the Company, by wire transfer of immediately available funds to an account specified by the Company to Chase from time to time, the amount transferred to Chase in accordance with Settlement Procedure F.

                        J. Chase will send a copy of the Global Note by telecopy to the Company together with a statement setting forth the principal amount of Notes Outstanding as of the related Settlement Date after giving effect to such transaction and all other offers to purchase Notes of which the Company has advised Chase but which have not yet been settled.

                        K. If such Note was sold through the Offering Agent, as agent, the Offering Agent will confirm the purchase of such Note to the investor or other purchaser either by transmitting to the Participant with respect to such Note a confirmation order through DTC's Participant Terminal System or by mailing a written confirmation to such investor or other purchaser.

Settlement
  Procedures
  Timetable:            For offers to purchase Notes accepted by the Company,
                        Settlement Procedures A through K set forth above shall be completed as soon as possible following the trade but not later than the respective times (New York City time) set forth below:

                        SETTLEMENT
                        PROCEDURE                     TIME

                              A 11:00 A.M. on the trade date or within one hour following the trade

                              B        12:00 noon on the trade date or within
                                       one hour following the trade
                              C        No later than the close of business on
                                       the trade date
                              D        9:00 A.M. on Settlement Date
                              E        10:00 A.M. on Settlement Date
                              F-G      No later than 2:00 P.M. on Settlement
                                       Date
                              H        4:00 P.M. on Settlement Date
                              I-K      5:00 P.M. on Settlement Date

                        Settlement Procedure H is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

                        If settlement of a Note issued in book-entry form is rescheduled or canceled, Chase will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 5:00 P.M., New York City time, on the Business Day immediately preceding the scheduled Settlement Date.

Failure to Settle:      If Chase fails to enter an SDFS deliver order with
                        respect to a Note issued in book-entry form pursuant to Settlement Procedure F, Chase may deliver to DTC, through DTC's Participant Terminal System, as soon as practicable, a withdrawal message instructing DTC to debit such Note to the participant account of Chase maintained at DTC. DTC will process the withdrawal message, provided that such participant account contains a principal amount of the Global Note representing such

                        Note that is at least equal to the principal amount to be debited. If withdrawal messages are processed with respect to all the Notes represented by a Global Note, the Trustee will mark such Global Note "canceled", make appropriate entries in its records and send certification of destruction of such canceled Global Note to the Company. The CUSIP number assigned to such Global Note shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. If withdrawal messages are processed with respect to a portion of the Notes represented by a Global Note, Chase will exchange such Global Note for two Global Notes, one of which shall represent the Global Notes for which withdrawal messages are processed and shall be canceled immediately after issuance and the other of which shall represent the other Notes previously represented by the surrendered Global Note and shall bear the CUSIP number of the surrendered Global Note.

                        In the case of any Note in book-entry form sold through the Offering Agent, as agent, if the purchase price for any such Note is not timely paid to the Participants with respect thereto by the beneficial investor or other purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such investor or other purchaser), such Participants and, in turn, the related Offering Agent may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures F and G, respectively. Thereafter, Chase will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the applicable Offering Agent to perform its obligations hereunder or under the Distribution Agreement, the Company will reimburse such Offering Agent on an equitable basis for its reasonable loss of the use of funds during the period when the funds were credited to the account of the Company.

                        Notwithstanding the foregoing, upon any failure to settle with respect to a Note in book-entry form, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to a Note that was to have been represented by a Global Note also representing other Notes, the Trustee will provide, in accordance with Settlement Procedure D, for the authentication and issuance of a Global Note representing such remaining Notes and will make appropriate entries in its records.

                   PART III: PROCEDURES FOR CERTIFICATED NOTES

Denominations:          Unless otherwise provided in the applicable Pricing
                        Supplement, the Certificated Notes will be issued in denominations of $1,000 and integral multiples thereof.

Payments of
  Principal,
  Premium, if any,
  and Interest:         Upon presentment and delivery of the Certificated Note,
                        Chase upon receipt of immediately available funds from the Company will pay the principal of, premium, if any, and interest on, each Certificated Note on the Maturity
                        Date in immediately available funds. All interest payments on a Certificated Note, other than interest due on the Maturity Date, will be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register; provided, however, that registered Holders of $10,000,000 or more in aggregate principal amount of Certificated Notes
                        (whether having identical or different terms and provisions) shall be entitled to receive such interest payments by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by Chase not less than 15 calendar days prior to the applicable Interest Payment Date.

                        Chase will provide monthly to the Company a list of the principal, premium, if any, and interest (to the extent known) to be paid on Certificated Notes maturing in the next succeeding month. Chase will be responsible for withholding taxes on interest paid as required by applicable law.

                        Certificated Notes presented to Chase on the Maturity Date for payment will be canceled by the Trustee. All canceled Certificated Notes held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures, and the Trustee shall furnish to the Company a certificate with respect to such disposition.

Settlement
  Procedures:           Settlement Procedures with regard to each Certificated
                        Note purchased by an Agent, as principal, or through an Agent, as agent, shall be as follows:

                        A. The Offering Agent will advise the Company by telephone (and confirm in writing by facsimile) of the following Settlement information with regard to each Certificated Note:

                              1. Exact name in which the Certificated Note(s) is to be registered (the "Registered Owner").

                              2. Exact address or addresses of the Registered Owner for delivery, notices and payments of principal, premium, if any, and interest.

                              3.    Taxpayer identification number of the
                                    Registered Owner.

                              4.    Principal amount and Authorized
                                    Denomination.

                              5.    (a)   Fixed Rate Notes:

                                          (i)   Interest Rate.

                                         (ii)   Interest Payment Dates.

                                    (b)   Floating Rate Notes:

                                          (i)   Whether such Note is a Regular
                                                Floating Rate Note, Inverse
                                                Floating Rate Note or Floating
                                                Rate/Fixed Rate Note.

                                         (ii)   Interest Rate Basis or Bases.

                                        (iii)   Initial Interest Rate.

                                         (iv)   Spread and/or Spread Multiplier,
                                                if any.

                                          (v)   Initial Interest Reset Date and
                                                Interest Reset Dates.

                                         (vi)   Interest Payment Dates.

                                        (vii)   Index Maturity, if any.

                                       (viii)   Maximum and/or Minimum Interest
                                                Rates, if any.

                                         (ix)   Day Count Convention.

                                          (x)   Calculation Agent.

                                         (xi)   Fixed Rate Commencement Date, if
                                                any, and Fixed Interest Rate, if
                                                any.

                                        (xii)   Other terms, if any.

                                    6.       Price to public of such
                                             Certificated Note (or whether such
                                             Note is being offered at varying
                                             prices relating to prevailing
                                             market prices at time of resale as
                                             determined by the Offering Agent).

                                    7.       Trade Date.

                                    8.       Settlement Date (Original Issue
                                             Date).

                                    9.       Stated Maturity Date.

                                    10.      Redemption provisions, if any.

                                    11.      Repayment provisions, if any.

                                    12.      Net proceeds to the Company.

                                    13.      The Offering Agent's discount or
                                             commission.

                                    14.      Whether such Note is being sold to
                                             the Offering Agent as principal or
                                             to an investor or other purchaser
                                             through the Offering Agent acting
                                             as agent for the Company.

                                    15.      Such other information specified
                                             with respect to such Note (whether
                                             by Addendum or otherwise).

                              B. After receiving such settlement information from the Offering Agent, the Company will advise Chase of the above settlement information by facsimile transmission confirmed by telephone. The Company will transmit to the Trustee by telex or facsimile its written request for the authentication and delivery of such Certificated Note and the name of such Agent. Each such request by the Company shall constitute a representation and warranty by the Company to the Trustee that
                                    (i) the Certificated Note is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by the Company, (ii) the Certificated Note will conform with the terms of the Indenture,
                                    (iii) such Certificated Note, when
                                    completed, authenticated and delivered
                                    pursuant to the Indenture, will constitute the valid and legally binding obligation of the Company, and (iv) upon authentication and delivery of such Certificated Note, the aggregate principal amount of all Notes initially offered and issued under the Indenture will not exceed $__________ (except for Notes represented by and authenticated and delivered in exchange for or in lieu of Notes in accordance with the Indenture).

                              C. Chase will complete the Certificated Note and send a copy thereof by facsimile to the Company for verification. In the event any
                                    Note is incorrectly prepared, Chase shall promptly prepare a corrected Note in exchange for such incorrectly prepared Note.

                                    The Trustee will authenticate the
                                    Certificated Note in the form approved by the Company and the Offering Agent, and will make three copies thereof (herein called "Stub 1", "Stub 2" and "Stub 3"):

                                    1.    Certificated Note with the Offering
                                          Agent's confirmation, if traded on a
                                          principal basis, or the Offering
                                          Agent's customer confirmation, if
                                          traded on an agency basis.

                                    2.    Stub 1 for Trustee.

                                    3.    Stub 2 for Offering Agent.

                                    4.    Stub 3 for the Company.

                              D. With respect to each trade, the Trustee will deliver the Certificated Note and Stub 2 thereof to the Offering Agent at the following applicable address:
                                    [name/address], Attention: [name/phone], telecopier [fax]; [name/address], Attention:

                                    [name/phone], telecopier [fax];
                                    [name/address], Attention: [name/phone], telecopier [fax]; and [name/address],
                                    Attention: [name/phone], telecopier [fax];
                                    and the Trustee will keep Stub 1. The
                                    Offering Agent will acknowledge receipt of the Certificated Note through a broker's receipt and will keep Stub 2. Delivery of the Certificated Note will be made only against such acknowledgment of receipt. Upon determination that the Certificated Note has been authorized, delivered and completed as aforementioned, the Offering Agent will wire the net proceeds of the Certificated Note after deduction of its applicable commission to the Company pursuant to standard wire instructions given by the Company.

                              E. In the case of a Certificated Note sold through the Offering Agent, as agent, the Offering Agent will deliver such Certificated Note (with the confirmation) to the purchaser against payment in immediately available funds.

                              F.    The Trustee will send Stub 3 to the Company.

Settlement
  Procedures
  Timetable:            For offers to purchase Certificated Notes accepted by
                        the Company, Settlement Procedures A through F set forth above shall be completed as soon as possible following the trade but not later than the respective times (New
                        York City time) set forth below:

                        SETTLEMENT
                        PROCEDURE                     TIME

                            A           11:00 A.M. on the trade date or within
                                        one hour following the trade
                            B           12:00 noon on the trade date or within
                                        one hour following the trade
                            C-D         2:15 P.M. on Settlement Date
                            E           3:00 P.M. on Settlement Date
                            F           5:00 P.M. on Settlement Date

Failure to
  Settle: In the case of Certificated Notes sold through the Offering Agent, as agent, if an investor or other purchaser of a Certificated Note from the Company shall either fail to accept delivery of or make payment for such Certificated Note on the date fixed for settlement, the Offering Agent will forthwith notify the Trustee and the Company by telephone, confirmed in writing, and return such Certificated Note to the Trustee.

                        The Trustee, upon receipt of such Certificated Note from the Offering Agent, will immediately advise the Company and the Company will promptly arrange to credit the account of the Offering Agent in an amount of immediately available funds equal to the amount previously paid to the Company by such Offering Agent in settlement for such Certificated Note. Such credits will be made on the Settlement Date if possible, and in any event not later than the Business Day following the Settlement Date; provided that the Company has received notice on the same day. If such failure shall have occurred for any reason other than failure by such Offering Agent to perform its obligations hereunder or under the Distribution Agreement, the Company will reimburse such Offering Agent on an equitable basis for its reasonable loss of the use of funds during the period when the funds were credited to the account of the Company. Immediately upon receipt of the Certificated Note in respect of which the failure occurred, the Trustee will cancel and dispose of such Certificated Note in accordance with its customary procedures, make appropriate entries in its records to reflect the fact that such Certificated Note was never issued, and accordingly notify in the Company writing.

                                   SCHEDULE D

                        Additional Matters to be Included
                   in Accountants' Comfort Letter Pursuant to
                   Section 7(a)(iv) of Distribution Agreement
                   ------------------------------------------

PROSPECTUS CAPTION                     ITEMS
------------------                     -----

"Ratio of Earnings to Fixed            "Ratio of Earnings to Fixed
Charges"                               Charges" and supporting
                                       calculations shown on Exhibit
                                       12.1 to the Registration
                                       Statement

FORM 10-K OR 10-Q CAPTION              ITEMS
-------------------------              -----

"REVIEW OF THE FINANCIAL               Changes in total operating
CONDITION AND RESULTS OF               revenues
OPERATIONS OF PPL
CORPORATION AND PPL ELECTRIC
UTILITIES CORPORATION" ,
"Operating Revenues"
(or similar caption)

"REVIEW OF THE FINANCIAL               The Company's actual
CONDITION AND RESULTS OF               construction expenditures during
OPERATIONS OF PPL                      the year ended [last year ended]
CORPORATION AND PPL ELECTRIC           and [prior year ended]
UTILITIES CORPORATION" ,
"Capital Expenditure
Requirements"
(or similar caption)

"SELECTED FINANCIAL AND                The Company's times interest
OPERATING DATA OF PPL                  earned before income taxes for
ELECTRIC UTILITIES                     [last year ended] and [prior
CORPORATION",                          year ended]
"Financial Ratios" (or
similar caption)